REQUEST TO EXERCISE "DEMAND" REGISTRATION RIGHTS

Pursuant to Exhibit A, Section (1) of the warrant dated April 5, 2005 (the "Warrant") issued by YTB International, Inc. (the "Company") to W.A.B. Capital LLC (the "Holder"), the Holder hereby requests that as soon as practicable, the Company register under the Securities Act of 1933 all 200,000 shares of common stock issuable upon exercise of the Warrant.

William Block

William A. Block, President
W.A.B. Capital LLC

1/23/07
Date

To John Clagg

From Bill Block -- 310-230-8664

To John Clagg From Bill Block

This warrant and the shares of common stock issuable upon the exercise of it can be transferred only in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws. The shares of common stock may not be sold, transferred, or assigned in the absence of an effective registration statement, unless, in the opinion of counsel for YTB International, Inc., registration is not then required.

DATED April 5, 2005

WARRANT

To Subscribe for and Purchase Shares of Common Stock of

YTB INTERNATIONAL, INC.

This Warrant expires April 5, 2010.

THIS CERTIFIES THAT, for value received, W.A.B. Capital LLC, or its registered assigns as permitted under Section 2 below (the "Holder"), is entitled to subscribe for and purchase from YTB INTERNATIONAL, INC. ("YTB"), a Delaware corporation, whose corporate offices are located at 560 Sylvan Avenue, Suite 300, Englewood Cliffs, NJ 07632, at any time from and after April 5, 2005 and prior to April 5, 2010 (the "Exercise Period"), an aggregate of 200,000 fully paid and nonassessable shares of YTB's common stock, $0.001 par value per share, at a per share price equal to $1.73 (the "Share Purchase Price"); subject, however, to the provisions and upon the terms and conditions set forth in this Warrant (the "Warrant"). The shares of common stock (or other securities pursuant to Section 6 below) deliverable upon exercise of this Warrant shall be referred to in this Warrant as the "Shares."

1. <u>Exercise; Issuance of Certificates; Payments for Shares; Vesting.</u> This Warrant may be exercised by the Holder, in whole or in part (subject to the vesting schedule below), at any time or from time to time during the Exercise Period, upon presentation and surrender of this Warrant to YTB at its principal office as set forth on Page 1 of this Warrant, or at any other place YTB may designate by notice in writing to the Holder, with a duly-executed subscription in the form of the Subscription Agreement attached to this Warrant (the "Subscription Agreement") and accompanied by payment of the applicable Share Purchase Price for each Share purchased. The payment shall be made in cash; electronic funds transfer; or by certified bank or cashier's check payable to the order of YTB. Upon receipt thereof, YTB shall, as promptly as practicable, and in any event within 10 business days thereafter, execute or cause to be executed and deliver to the Holder a certificate or certificates representing the aggregate number of Shares specified in said Subscription Agreement. The Shares purchased shall be deemed to have been issued to the Holder as of the close of business on the date next following the date on which this Warrant is surrendered to YTB, along with the Subscription Agreement and full payment for the Shares purchased. YTB shall pay all expenses, taxes and other charges

payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section, except that, in case such stock certificates shall be registered in a name or names other than the name of the registered Holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the execution and delivery of such stock certificate or certificates shall be paid by the registered holder hereof to YTB at the time of delivering this Warrant to YTB as mentioned above. In the event that this Warrant is exercised in part YTB will execute and deliver a new warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

Notwithstanding the foregoing, this Warrant may not be exercised for more than the number of Shares that have vested. The shares will vest according to the following schedule: 66,666 shares will vest upon the execution of this Warrant ("Tranche One"); an additional 66,666 shares will vest on August 5, 2005 ("Trache Two"); and the final 66,668 shares will vest on December 5, 2005 ("Tranche Three"). Under Section 3 of the Research Agreement, dated April 5, 2005, by and between the Holder and YTB (the "Research Agreement"), YTB may cancel the vesting of Tranche Two and/or Tranche Three.

2. **Restrictions on Transfer of Warrant.** The Holder may sell, assign, transfer, or hypothecate this Warrant without prior permission from YTB.

3. **Reservation of Shares.** YTB agrees that at all times it shall reserve for issuance and/or delivery sufficient Shares to satisfy the exercise of this Warrant.

4. **Exchange, Assignment, or Loss of Warrant.**

(a) This Warrant is exchangeable, at the option of the Holder and without expense other than as provided in this Section, for other Warrants of different denominations entitling the Holder to purchase in the aggregate the same number of Shares purchasable under this Warrant, upon presentation and surrender of this Warrant to YTB.

(b) This Warrant may be sold, transferred, assigned, or hypothecated as permitted under Section 2 above. Any sale, transfer, or assignment shall be made by surrender of this Warrant to YTB, together with a duly executed assignment (in the form of the Assignment attached to this Warrant) and funds sufficient to pay any transfer costs. Upon receipt of the Assignment and the appropriate payment, YTB shall execute and deliver a new Warrant in the name of the assignee named in the Assignment, and this Warrant shall promptly be canceled.

(c) This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation and surrender of this Warrant at the office of YTB together with a written notice, signed by the Holder, specifying the names and denominations in which new Warrants are to be issued.

(d) YTB will execute and deliver a duplicate of this Warrant upon receipt by YTB of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (i) in the case of loss, theft or destruction, upon receipt by YTB of indemnity satisfactory to YTB, or (ii) in the case of mutilation, upon presentation, surrender, and cancellation of this Warrant.

(e) The term "Warrant" as used in this Section includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged.

(f) YTB shall pay all federal and state taxes and any other governmental charge applicable to any issuance of new Warrants under this Section.

5. **No Rights as Shareholder.** The Holder shall not, by virtue of this Warrant, be entitled to any rights of a shareholder in YTB, either at law or equity. The rights of the Holder are limited to those expressed in the Warrant and are not enforceable against YTB except to the extent set forth in this Warrant.

6. **Anti-Dilution Provisions: Adjustments.** The Share Purchase Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:

(a) Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of Shares otherwise provided for herein), (ii) a merger or consolidation of YTB with or into another corporation in which YTB is not the surviving entity, or a reverse triangular merger in which YTB is the surviving entity but the shares of YTB's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of YTB's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Share Purchase Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, merger, consolidation, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 6. The foregoing provisions of this Section 6(a) shall similarly apply to successive reorganizations, mergers, consolidations, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by YTB's Board of Directors. In all events, appropriate adjustment (as determined in good faith by YTB's Board of Directors) shall be made in the application of the provisions of this

Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(b) Reclassification, etc. If YTB, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall, by reclassification, combination, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Share Purchase Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 6.

(c) Split, Subdivision or Combination of Shares. If YTB at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Share Purchase Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

(d) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of YTB by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of YTB that such holder would hold on the date of such exercise had it been the holder of record of the securities receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available to it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 6.

(e) No Impairment. YTB will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by YTB, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against impairment.

(g) Fractional Shares. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, and YTB shall have no obligation for any cash payment with respect to any such Shares.

(h) No Change in Warrant. Regardless of any adjustment or change in the Share Purchase Price or the number of Shares or other securities actually purchasable under the Warrant, any Warrant may continue to express the Share Purchase Price and the number of Shares purchasable under the Warrant as the price and number of shares were expressed on the Warrant when initially issued, subject to the Holder's rights under Section 4 to exchange the Warrant for a new Warrant that reflects the terms of any such adjustment or change.

(i) Definition of "Stock." As used in this Warrant, "Stock" shall mean shares of YTB's capital stock of any class, whether now or subsequently authorized, that has the right to participate in the distribution of earnings and assets of YTB without limit as to amount or percentage. On the date of this Warrant, Stock consists of 50,000,000 authorized shares of YTB's common stock at $0.001 par value per share, and of 5,000,000 authorized shares of YTB's preferred stock at $0.001 par value per share. The number of shares of Stock of any class at any time outstanding shall include all shares of Stock of that class then owned or held by or for the account of YTB.

7. **Notification by YTB.** (a) In case at any time:

(i) YTB shall pay any dividend payable in stock upon its Stock or make any distribution (other than cash dividends which are not in a greater amount per share than the then most recent cash dividend) to the holders of its Stock;

(ii) YTB shall make an offer for subscription pro rata to the holders of its Stock of any additional shares of stock of any class or make any offer to receive any other rights;

(iii) there shall be any capital reorganization, reclassification of the capital stock of YTB, consolidation or merger of YTB with, or sale of all or substantially all of its assets to, another corporation; or

(iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of YTB;

then, in any one or more of such cases, YTB shall give written notice to the registered holder of this Warrant of the date on which (a) the books of YTB shall close, or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange

their Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such written notice shall be given not less than 30 and not more than 90 days prior to the record date or the date on which YTB's transfer books are closed in respect thereto and such notice may state that the record date is subject to the effectiveness of a registration statement under the Securities Act, or to a favorable vote of stockholders, if either is required.

(b) Whenever the Share Purchase Price or number of Shares purchasable hereunder shall be adjusted pursuant to Section 6 hereof, YTB shall issue a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Share Purchase Price and number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be delivered or given in the manner provided in Section 13 hereof to the Holder or Holders of this Warrant.

8. **Registration Rights.** The Holder shall, with respect to the Shares issuable upon exercise of this Warrant, have the "demand" and "piggy-back" registration rights in Exhibit A attached hereto. Such registration rights are incorporated by reference herein as if such provisions had been set forth herein in full.

9. **Transfer to Comply with the Securities Act.** This Warrant and the Shares or any other security issued or issuable upon exercise of this Warrant may not be offered or sold except in conformity with the Securities Act and then only against receipt of an agreement of the person to whom the offer or sale is made to comply with the provisions of this Section 9 with respect to any resale or other disposition of the securities; except that no such agreement shall be required from any person purchasing Shares or other security issued or issuable upon exercise of this Warrant pursuant to a registration statement effective under the Securities Act.

10. **Further Assurances.** YTB will take all action that may be necessary or appropriate so that YTB may validly and legally issue fully paid and nonassessable Shares or other securities upon the exercise of this Warrant from time to time outstanding.

11. **Reservation of Stock, Avoidance of Certain Actions.** YTB will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, all Shares (or other securities) from time to time issuable upon the exercise of this Warrant, and it will have at all times any other rights or privileges provided for herein sufficient to enable it at any time to fulfill all of its obligations hereunder. YTB will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by YTB, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against dilution or other impairment.

12. **Applicable Law.** This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to the choice of law principles thereof).

13. **Notice.** Any notices under this Warrant shall be given in accordance with Section 6 of the Research Agreement.

14. **Survival.** The various rights and obligations of YTB as set forth in Section 8 of this Warrant shall survive the exercise and surrender of this Warrant. This Warrant shall be binding upon any corporation or entity succeeding YTB by merger, consolidation or acquisition of all or substantially all of YTB's assets.

15. **Miscellaneous.** This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The descriptive headings of the several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

IN WITNESS WHEREOF, YTB has caused this Warrant to be signed by its duly authorized officer, and to be dated and effective as of the 5th day of April, 2005.

YTB INTERNATIONAL, INC.

By: ______________________

Michael Brent, Chief Executive Officer

EXHIBIT A

Registration Rights

1. Demand Registration. W.A.B. Capital LLC or its permitted assigns, as holder of the Warrant to which this Exhibit A is attached (the "Holder"), shall have certain "demand" registration rights with respect to all of the Shares issuable upon exercise of this Warrant (the "Registrable Securities") as hereinafter provided. All capitalized terms used but not defined herein shall have the meanings set forth in the Warrant.

(a) If YTB (the "Company") shall receive, at any time after July 5, 2006, a written request that the Company file a registration statement under the Securities Act covering the registration of all or a portion of the Registrable Securities, then the Company shall, subject to the limitations of subsections 1(d) and 1(e), use its best efforts to effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holder requests to be registered.

(b) If the Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this Section 1. The Holder shall enter into such agreements as may be reasonably required by the underwriters and the Holder shall pay all reasonable Registration Expenses (as defined in Section 3(j)) incurred in connection with a registration of Registrable Securities pursuant to this Section 1, subject to a maximum of $25,000, whether or not such registration statement shall become effective.

(c) The Company is obligated to effect only one (1) such registration pursuant to this Section 1.

(d) Notwithstanding the foregoing, if the Company shall furnish to the Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Holder; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

(e) Notwithstanding the foregoing, the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1 during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred twenty (120) days after the effective date of, a Company-initiated registration; provided the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

2. Company Registration. The Holder shall have certain "Piggy-back" registration

rights with respect the Registrable Securities as hereinafter provided, except as provided for in subsection (f):

(a) At any time or times the Company determines to file with the Securities and Exchange Commission ("SEC") a registration statement under the Securities Act registering any shares of its common stock, $.001 par value per share ("Common Stock"), or its preferred stock, $.001 par value per share ("Preferred Stock"), the Company shall give written notice to the Holder prior to such filing.

(b) Within fifteen (15) days after such notice from the Company, the Holder shall give written notice to the Company whether or not the Holder desires to have all of the Holder's Registrable Securities included in the registration statement. If the Holder fails to give such notice within such period, the Holder shall not have the right to have its Registrable Securities registered pursuant to such registration statement. If the Holder gives such notice, then the Company shall include the Holder's Registrable Securities in the registration statement, at the Company's sole cost and expense, subject to the remaining terms of this Section 2, including subsection (f).

(c) If the registration statement relates to an underwritten offering and the underwriter shall determine in writing that the total number of Shares to be included in the offering, including the Registrable Securities, shall exceed the amount which the underwriter deems to be appropriate for the offering, the number of shares of the Registrable Securities shall be reduced in the same proportion as the remainder of the shares in the offering and the Holder's Registrable Securities included in such registration statement will be reduced proportionately. For this purpose, if other securities in the registration statement are derivative securities, their underlying shares shall be included in the computation. The Holder shall enter into such agreements as may be reasonably required by the underwriters and the Holder shall pay to the underwriters commissions relating to the sale of the Holder's Registrable Securities in an amount equal to the per share commission payable by the Company or other selling shareholders in such registration.

(d) The Holder of this Warrant shall have two (2) opportunities to have the Registrable Securities registered under this Section 2.

(e) The Holder shall furnish in writing to the Company such information as the Company shall reasonably require in connection with a registration statement.

(f) In the event that the Company files a registration statement under the Securities Act that covers the registration of securities exclusively held by Laurus Master Fund Ltd., then the Holder of this Warrant shall have no "piggy back" rights with respect to that registration statement.

3. If and whenever the Company is required by the provisions of Sections 1 or 2 to register any Registrable Securities under the Securities Act, the Company shall, as expeditiously as possible under the circumstances:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as possible after filing and remain effective.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current and effective and to comply with the provisions of the Securities Act, and any regulations promulgated thereunder, with respect to the sale or disposition of all Registrable Securities covered by the registration statement required to effect the distribution of the securities, but in no event shall the Company be required to do so for a period of more than five (5) years following the effective date of the registration statement.

(c) Furnish to the Holder copies (in reasonable quantities) of summary, preliminary, final, amended or supplemented prospectuses, in conformity with the requirements of the Securities Act and any regulations promulgated thereunder, and other documents as reasonably may be required in order to facilitate the disposition of the securities, but only while the Company is required under the provisions hereof to keep the registration statement current.

(d) Use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions of the United States as the Holder shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable the Holder to consummate the disposition of the Registrable Securities in such jurisdictions.

(e) Notify the Holder at any time when a prospectus relating to any Registrable Securities covered by such registration statement is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to the Holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(f) As soon as practicable after the effective date of the registration statement, and in any event within eighteen (18) months thereafter, make generally available to the Holder an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including, at the Company's option, Rule 158 thereunder. To the extent that the Company files such information with the SEC in satisfaction of the foregoing, the Company need not deliver the above-referenced earnings statement to the Holder.

(g) Upon request, deliver promptly to counsel for the Holder copies of all

correspondence between the SEC and the Company, its counsel or auditors and all memoranda, relating to discussions with the SEC or its staff with respect to the registration statement and permit the Holder to do such investigation at the Holder's sole cost and expense, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary. Holder agrees that it will use its best efforts not to interfere unreasonably with the Company's business when conducting any such investigation and Holder shall keep any such information received pursuant to this Section 3(g) confidential.

(h) Provide a transfer agent and registrar located in the United States for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

(i) List the Registrable Securities covered by such registration statement on such exchanges and/or on the NASDAQ as the shares of Common Stock are then currently listed upon.

(j) Pay all Registration Expenses incurred in connection with a registration of Registrable Securities under Section 2 of this Exhibit A, whether or not such registration statement shall become effective; provided that Holder shall pay all underwriting discounts, commissions and transfer taxes, and its own counsel fees, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a registration statement. In the case of a registration of Registrable Securities under Section 1 of this Exhibit A, the Holder will pay all reasonable Registration Expenses, whether or not such registration statement shall become effective, up to a maximum amount of $25,000. If Registration Expenses exceed $25,000, then YTB shall pay the excess. As used herein, "Registration Expenses" means any and all reasonable and customary expenses incident to performance of or compliance with the registration rights set forth herein, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities but no other expenses of the underwriters or their counsel), (iii) all printing, messenger and delivery expenses, and (iv) the reasonable fees and disbursements of counsel for the Company and the Company's independent public accountants.

(k) Include as selling security holders under such registration statement the Holder and its successors, assigns, and transferees (the "Selling Security Holders") such that any Registrable Securities sold by such persons would be registered thereunder.

4. Remedies. The Company acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Exhibit A and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Exhibit A may be specifically enforced. In the event that the Company shall fail to file such registration statement when required pursuant to Section 1 or 2 above or to keep any registration statement effective as provided in Section 3 or otherwise fails to comply with its obligations and agreements in this Exhibit A, then, in addition to any other rights or remedies Holder may have

at law or in equity, including without limitation, the right of rescission, the Company shall indemnify and hold harmless the Holder from and against any and all manner of loss which it may incur as a result of such failure. In addition, the Company shall also reimburse Holder for any and all reasonable legal fees and expenses incurred by it in enforcing its rights pursuant to this Exhibit A, regardless of whether any litigation was commenced.

5. Indemnification by Company. In the event the Company effects any registration under the Securities Act of any Registrable Securities pursuant to Section 1 or 2 above, the Company shall indemnify, to the extent permitted by law, and hold harmless the Holder, any underwriter, any officer, director, employee or agent of the Holder or underwriter, and each other person, if any, who controls the Holder or underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, judgment, fines, penalties, costs and expenses, joint or several, or actions in respect thereof (collectively, the "Claims"), to which each such indemnified party becomes subject, under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or any amendment or supplement thereto or any document filed under a state securities or blue sky law (collectively, the "Registration Documents") or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim; provided that the Company shall not be liable in any such case to a particular indemnified party to the extent such Claim is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use in the preparation of such Registration Document.

6. Indemnification by Holder. In connection with any registration statement in which the Holder is participating, the Holder shall indemnify, to the extent permitted by law, and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each underwriter, any officer, director, employee or agent of any such underwriter and each other person, if any, who controls such underwriter within the meaning of Section 15 of the Securities Act against any Claims to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims (or actions in respect thereof) are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any Claims are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such claim; provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by the Holder specifically for use in the

preparation thereof.

7. Notice of Claim; Right to Participate. Any person entitled to indemnification under Sections 5 or 6 above shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party under this Section 7, but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party, except to the extent that such failure shall materially adversely affect any indemnifying party or its rights hereunder. In case any action is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the Claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so; (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there are legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; provided, that no indemnifying party shall be subject to any liability for any settlement of a Claim made without its prior written consent (which may not be unreasonably withheld, delayed or conditioned). If the indemnifying party assumes the defense of any Claim hereunder, such indemnifying party shall not enter into any settlement without the prior written consent of the indemnified party if such settlement attributes liability to the indemnified party.

8. Contribution. If for any reason the indemnity provided in Sections 5 or 6 above is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the transactions contemplated by this Exhibit A. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement

of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. Notwithstanding the foregoing, no underwriter or controlling person thereof if any, shall be required to contribute, in respect of such underwriter's participation as an underwriter in the offering, any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this Section 8 shall be several in proportion to their respective underwriting commitments and not joint.

9. Non-Exclusivity. The provisions of Sections 5 through 8 of this Exhibit A shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

4/11/2005
Michael Brown CEO
YTB International, Inc.

SUBSCRIPTION AGREEMENT

YTB INTERNATIONAL, INC.

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, dated April 5, 2005, held by the undersigned, the following number shares of common stock, par value $.001 per share, of YTB INTERNATIONAL, INC., a Delaware corporation, as provided in the Warrant:

____________________ shares

Payment of the purchase price per share and applicable taxes required under the Warrant accompanies this Subscription Agreement.

Dated: ________________

____
Name

____
Name

____
Address

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers to ________________________, of ________________________, the right to purchase ________________ (________) of the shares evidenced by the Warrant issued to them by YTB International, Inc. ("YTB"), dated April 5, 2005, that expires on April 5, 2010, and they do irrevocably constitute and appoint ________________________ to transfer the right on the books of YTB, with full power of substitution.

Dated: ________________________.

____
NAME

____
NAME

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Warrant, in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by a trust company or a bank, other than a savings bank, that has an office in New York, New York, or by a firm having membership on a registered national securities exchange and an office in New York, New York.

Research Agreement

In consideration of the issuance of the attached Warrant to purchase 200,000 shares of common stock, par value $.001 per share, of YTB International, Inc. ("YTB") (the "Warrant"), W.A.B. Capital LLC ("WAB") and YTB agree as follows:

Section 1:

a. WAB will write three equity research reports concerning YTB during the one-year period that follows the execution date of this Research Agreement and the attached Warrant (the "Report Period"). The three reports will consist of an initial comprehensive report describing YTB's product, marketing, and finances in detail. The initial report will also contain WAB's basic financial projections for YTB on an annual and quarterly basis. The last two reports will be update reports that will be less comprehensive than the initial report and will mainly discuss YTB's business since publication of the previous report. WAB will solely determine the rating it gives YTB's stock (speculative buy, strong buy, buy, hold, sell, or strong sell). Such rating is not subject to approval by YTB. Such rating cannot constitute a breach of this Research Agreement. YTB will have the right to review all reports prior to publication to correct factual errors. YTB will not have the right to correct statements of WAB's opinion or references to third-party opinions. Such statements of opinions cannot constitute a breach of this Research Agreement. A research report will be deemed to have been completed only after YTB reviews the final draft of the report and electronically notifies WAB within five business days of receipt of the draft that it has no suggested changes to the report.

b. Within five business days of the completion of the initial research report, WAB will electronically distribute the report to institutional investors with which it has frequent contact. WAB will then electronically distribute the two additional reports within one year of the completion date of the initial report. YTB may waive WAB's obligations under Section 1a. at any point during the Report Period by providing written or electronic notice of such waiver.

Section 2:

a. WAB will arrange at least 25 in-person meetings, at YTB's request, between YTB's management and various members of the investment community who are located in New York, Boston, Los Angeles, and San Francisco (the "First Road Show"). The members of the investment community who WAB will arrange for YTB to meet with include, but are not limited to, institutional investors, high net-worth individual investors, sell-side brokers, and sell-side analysts. WAB will confirm electronically, in writing or by facsimile, receipt of YTB's requests for meetings. If YTB does not receive confirmation from WAB of WAB's receipt of the request within three business days of submitting the request, YTB must notify WAB that it has not received the confirmation. If YTB does not request arrangement of such meetings or does not provide reasonable advance notice to WAB of its request, failure to arrange meetings shall not constitute a breach of

this Research Agreement on WAB's part. YTB has the right to refuse to meet with any party; however, in such instance where YTB refuses a meeting, the canceled meeting will count towards WAB's obligation of arranging at least 25 meetings.

b. WAB will arrange for the First Road Show to take place during the four-month period that follows the execution date of this Research Agreement and the attached Warrant (the "First Road Show Period"). However, if Michael Brent verbally informs WAB that he is not available or is not willing to attend any or all meetings during the First Road Show Period, then YTB agrees to extend the First Road Show Period so that it expires at the same time that the Report Period expires. If Michael Brent, or a substitute member of YTB's management, is not available or is not willing to attend any or all meetings during the initial and extended First Road Show Periods, then WAB's obligation under this Section 2 will be canceled without constituting a breach on WAB's part.

c. Assuming that WAB arranges 25 or more meetings during the unextended First Road Show Period, then during the duration of the Report Period, WAB will use its reasonable commercial efforts to arrange as many in-person meetings as possible, at YTB's request, between YTB's management and various members of the investment community who are located throughout the United States. Some of the meetings may be follow-up meetings between YTB's management and investment community members.

Section 3:

a. After vesting of Tranche One (as defined in the Warrant) of the attached Warrant, YTB may cancel vesting of Tranche Two (as defined in the Warrant) of the Warrant at any time up until 11:59 p.m. on the day before the vesting date of Tranche Two of the Warrant for any good faith reason related to WAB's performance of its obligations as described in Section 2 of this Research Agreement. In the event that YTB cancels the vesting of Tranche Two of the Warrant, then the vesting of Tranche Three (as defined in the Warrant) of the Warrant will also be canceled.

b. After vesting of Tranche Two of the attached Warrant, YTB may cancel vesting of Tranche Three of the Warrant at any time up until 11:59 p.m. on the day before the vesting date of Tranche Three of the Warrant for any good faith reason related to the price performance or trading volume of YTB's common stock during the period subsequent to the execution date of this Research Agreement and the attached Warrant. In the event that YTB cancels the vesting of Tranche Three of the Warrant, YTB will notify WAB in writing at least one week before it makes a final decision to cancel vesting of Tranche Three. WAB will then have the opportunity to respond to the possible cancellation verbally or in writing, at WAB's election, to all YTB officers and Directors who will participate in the decision to cancel Tranche Three.

Section 4:

YTB will reimburse WAB for all expenses incurred in the performance of this Research Agreement, provided that WAB receives YTB's approval for reimbursement prior to incurring the expense. Such expenses include, but are not limited to: lodging, flights, meals, and ground transportation. Unless requested by YTB, WAB is not obligated to provide cost estimates for expenses when seeking approval, provided incurred expenses are reasonable for each approved category of expense. If WAB provides a cost estimate prior to approval, incurred and reimbursable expenses can reasonably vary from the cost estimate.

Section 5:

All disputes arising in connection with this Research Agreement or the attached Warrant shall be settled by binding arbitration in New York City, New York before a panel of three arbitrators. Arbitration shall be conducted in accordance with the Rules of the American Arbitration Association. The three arbitrators shall all be attorneys who are experienced in securities regulation, and will be chosen using the American Arbitration Association's listing process. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

Section 6:

Any notice or other communication required or permitted hereunder shall be in writing, unless otherwise provided in this Research Agreement or the attached Warrant, and shall be delivered personally (including by courier or overnight carrier), or sent by facsimile transmission, or by certified or registered first class mail, postage prepaid. Any such notice shall be deemed given when so delivered personally; or if sent by facsimile transmission, when transmitted; or, if mailed, forty-eight (48) hours after the date of deposit in the mail, as follows:

a. If to WAB, to:

Attention: William Block
1559 Michael Lane
Pacific Palisades, CA 90272
Telephone: 310-230-8664
Fax number: 310-230-8666

b. If to YTB to:

YTB International, Inc
Attention: Michael Brent
560 Sylvan Avenue
Suite 300
Englewood Cliffs, NJ 07632
Telephone: (201) 567-8500
Fax number: (201) 567-8500

Either party may, by notice given in accordance with this Section to the other party hereto, designate another address, fax number or person for receipt of notices hereunder.

Section 7:
This Research Agreement and the Warrant constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior discussions, agreements and undertakings, written or oral, of any and every nature with respect thereto. No course of prior dealings between WAB and YTB or usage of trade shall be relevant to give particular meaning to, supplement or qualify any of the terms and conditions of this Research Agreement.

Section 8:
This Research Agreement may be amended, superseded or canceled, and the terms, provisions and conditions hereof may be waived, only by a written instrument signed by authorized representatives of the parties hereto or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede or cancel this Research Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

Section 9:
This Research Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Research Agreement is not assignable without the prior written consent of the non-assigning party hereto, except that either party hereto may assign its rights hereunder to an affiliate of such party without the permission of the other party; provided, however, that no such assignment shall operate to release the assigning party from its duties or liabilities hereunder.

Section 10:
This Research Agreement may be executed by the parties hereto in separate counterparts which together shall constitute one and the same instrument.

Section 11:
None of the provisions of this Research Agreement shall be for the benefit or enforceable by any other person not a party to this Research Agreement.

Section 12:
If any provision or any portion of any provision of this Research Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Research Agreement, or the application of such provision or portion of such provision as is held

invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable and in no event shall this Research Agreement be rendered void or unenforceable.

Section 13:
The parties hereto represent that in the negotiation and drafting of this Research Agreement they have each been represented by and relied upon the advice of the respective counsel of its choice. The parties hereto affirm that each of their counsel have had a substantial role in the drafting and negotiation of this Research Agreement and, therefore, the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Research Agreement.

Section 14:
This Research Agreement is being executed simultaneously with the Warrant. This Research Agreement is governed by New York law (without regard to the choice of law principles thereof).

YTB INTERNATIONAL, INC.		W.A.B. CAPITAL LLC	
By: [signature] Michael Brent CEO	4/11/2005 As of	By: [signature] William Block President	4/11/05 As of